Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2026, with respect to the consolidated financial statements of Erasca, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

August 11, 2026